Carlyle Tactical Private Credit Fund

Class A Shares (TAKAX)

Class I Shares (TAKIX)

Class L Shares (TAKLX)

Class M Shares (TAKMX)

Class Y Shares (TAKYX)

Supplement dated September 1, 2020 to the Prospectus and the Statement of Additional Information

This supplement amends the prospectus of Carlyle Tactical Private Credit Fund (the “Fund”) and is in addition to any other supplement(s), unless otherwise specified. You should read this supplement in conjunction with the prospectus and retain it for future reference.

I.

Effective immediately, the maximum sales load for Class A Shares is lowered to 3.00% of an investor’s net purchase, the distribution fee for Class A Shares is lowered to 0.50% per year on Class A Shares, and the shareholder servicing fee for Class A shares is eliminated. Accordingly, the following changes are made to the prospectus:

a.	The fifth bullet on page ii of the prospectus is hereby deleted and replaced with the following:

•	An investor will pay a sales load of up to 3.00% on Class A Shares and up to 3.50% on Class L Shares.

b.	The table on page iii of the prospectus and its corresponding footnotes are hereby deleted and replaced with the following:

	Per Class A Share	Per Class I Share	Per Class L Share	Per Class M Share	Per Class Y Share	Total(1)
Public Offering Price	$9.5687	$9.3100	$9.6152	$9.2900	$9.2700	$1,000,000,000.00
Sales Load(1)	$0.2787	—	$0.3252	—	—	$33,821,449.37
Proceeds to the Fund (Before Expenses)(2)	$9.2900	$9.3100	$9.2900	$9.2900	$9.2700	$966,178,550.63

(1)

Generally, the stated minimum initial investment by an investor in the Fund is $25,000 with respect to Class A Shares, Class L Shares, Class M Shares and Class Y Shares and $1,000,000 with respect to Class I Shares, which stated minimums may be reduced for certain investors. Investors purchasing Class A Shares may be charged a sales load of up to 3.00% of the Investor’s net purchase, and Investors purchasing Class L Shares may be charged a sales load of up to 3.50% of the Investor’s net purchase. The Sales Load and Proceeds to the Fund (Before Expenses) line items in the table assume the maximum sales load Class L Shares is charged on an amount of gross sales equal to the amount registered hereunder. While Class M Shares are not subject to a front-end sales charge, if you purchase Class M Shares through certain financial firms, such firms may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.

(2)

Assumes all amounts currently registered are sold in the continuous offering. CGCIM will also bear certain ongoing offering costs associated with the Fund’s continuous offering. Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”) between the Fund and the Adviser, the Fund will be obligated to reimburse the Adviser for any such payments. See “Fund Expenses.”

c.	The section of the prospectus entitled SUMMARY OF FEES AND EXPENSES is hereby deleted and replaced with the following:

The following table illustrates the aggregate fees and expenses that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly.

	Class A	Class I	Class L	Class M	Class Y
SHAREHOLDER TRANSACTION FEES
Maximum sales load imposed on purchases(1)	3.00%	None	3.50%	None	None
Early Withdrawal Charge on Shares Repurchased Within 365 Days of Purchase (as a percentage of proceeds)	None	None	None	None	None

Maximum contingent deferred sales charge	None	None	None	None	None
ANNUAL FUND EXPENSES(2) (as a percentage of average net assets attributable to Shares)
Management Fee(3)	1.42%	1.42%	1.42%	1.42%	1.42%
Incentive Fee(4)	1.85%	1.85%	1.85%	1.85%	1.85%
Interest payments on borrowed funds and securities sold short	1.63%	1.63%	1.63%	1.63%	1.63%
Other expenses(5)	2.62%	2.08%	2.61%	2.88%	2.33%
Distribution fee(6)	0.50%	None	0.25%	0.75%	None
Shareholder Servicing fee(6)	None	None	0.25%	None	0.25%
All non-distribution and/or shareholder servicing other expenses	2.12%	2.08%	2.11%	2.13%	2.08%
Total annual fund expenses	7.53%	6.98%	7.51%	7.78%	7.23%
Expense reimbursement(7)	1.45%	1.40%	1.43%	1.45%	1.40%
Total annual fund expenses after expense reimbursement(7)	6.08%	5.58%	6.08%	6.33%	5.83%

(1)

Investors purchasing Class A Shares may be charged a sales load of up to 3.00% of the Investor’s net purchase, and Investors purchasing Class L Shares may be charged a sales load of up to 3.50% of the Investor’s net purchase. The table assumes the maximum sales load is charged. The Distributor may, in its discretion, waive all or a portion of the sales load for certain investors. While Class M Shares are not subject to a front-end sales charge, if you purchase Class M Shares through certain financial firms, such firms may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. See “Plan of Distribution.”

(2)

Expenses have been restated to reflect current fees for Class A Shares, Class I Shares, Class L Shares and Class Y Shares and assume, with respect to Class M Shares, that the Fund raises $100 million in proceeds in the first 12 months with respect to such Class M Shares resulting in an estimated average Net Assets of approximately $50 million.

(3)

Restated to reflect the current Management Fee. The Management Fee paid by the Fund is calculated at the annual rate of 1.00% of the average daily value of the Fund’s Managed Assets (such amount not to exceed, in any case, 1.50% of Net Assets), which includes assets purchased with borrowed money. The table above assumes that the Fund borrows money for investment purposes at an average amount of 37.0409% of its Net Assets. The Management Fee estimate in the table is greater than 1.00% since it is computed as a percentage of the Fund’s Net Assets for presentation therein. In addition, if the Fund borrows money in excess of the 37.0409% debt-to-NAV ratio, then the Management Fee in relation to its Net Assets would be higher than the estimate presented in the table.

(4)

Restated to reflect the current Incentive Fee. The Fund anticipates that it may have interest income that could result in the payment of an Incentive Fee to the Adviser during certain periods. However, the Incentive Fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the Incentive Fee the Fund pays to increase to the extent the Fund earns greater interest income through its investments in portfolio companies. The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets, equal to 1.50% per quarter, or an annualized hurdle rate of 6.00%, subject to a “catch-up” feature. For purposes of computing the Fund’s pre-incentive fee net investment income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. See “Management and Incentive Fees” for a full explanation of how the Incentive Fee is calculated.

(5)

Other expenses include accounting, custody, transfer agency, legal, valuation agent, pricing vendor and auditing fees of the Fund, organizational and offering costs applicable to each class, as well as the reimbursement of the compensation of administrative personnel and fees payable to the Independent Trustees.

(6)

Restated to reflect the current distribution and shareholder servicing fees for Class A Shares. The Fund may charge a distribution and/or shareholder servicing fee totaling up to 0.50% per year on Class A Shares, 0.50% per year on Class L Shares, 0.75% per year on Class M Shares and 0.25% on Class Y Shares. With respect to Class L Shares, 0.25% of the fee is characterized as a “shareholder service fee” and the remaining portion is characterized as a “distribution fee.” With respect to Class A Shares and Class M Shares, the entire fee is characterized as a “distribution fee.” With respect to Class Y Shares, the entire fee is characterized as a “shareholder service fee.”

The Fund may use these fees, in respect of the relevant class, to compensate Financial Intermediaries or financial institutions for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Class A Shares, Class L Shares, Class M Shares or Class Y Shares of the Fund. Such services may also include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request.

(7)

The Adviser and the Fund have entered into the Expense Limitation Agreement in respect of each of Class A Shares, Class I Shares, Class L Shares, Class M Shares and Class Y Shares under which the Adviser has agreed contractually through April 30, 2021 to waive its Management Fee and/or reimburse the Fund’s initial organizational and offering costs, as well as the Fund’s operating expenses on a monthly basis to the extent that the Fund’s monthly total annualized fund operating expenses in respect of each Class (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, the Fund’s proportionate share of expenses related to co-investments, litigation and extraordinary expenses, (ii) Incentive Fees and (iii) any distribution and/or shareholder servicing fees) exceed 2.00% of the month-end NAV of such Class.

In consideration of the Adviser’s agreement to waive its Management Fee and/or reimburse the Fund’s operating expenses, the Fund has agreed to repay the Adviser in the amount of any waived Management Fees and Fund expenses reimbursed in respect of each of Class A Shares, Class I Shares, Class L Shares, Class M Shares and Class Y Shares subject to the limitation that a reimbursement will be made only if and to the extent that: (i) it is payable not more than three years from the date on which the applicable waiver or expense payment was made by the Adviser; and (ii) the Adviser Recoupment does not cause the Fund’s total annual operating expenses (on an annualized basis and net of any reimbursements received by the Fund during such fiscal year) during the applicable quarter to exceed the Expense Cap of such Class. The Adviser Recoupment for a class of Shares will not cause Fund expenses in respect of that class to exceed the Expense Cap either (i) at the time of the waiver or (ii) at the time of recoupment. The Expense Limitation Agreement will remain in effect for a one-year period from the date of this prospectus, unless and until the Board approves its modification or termination.

Example:

The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in Shares. In calculating the following expense amounts, the Fund has assumed its direct and indirect annual operating expenses would remain at the percentage levels set forth in the table above (except that the example incorporates the expense reimbursement arrangement for only the first year).

An investor would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return:

Class A
	1 Year	3 Years	5 Years	10 Years
	$90	$236	$374	$688
Class I
	1 Year	3 Years	5 Years	10 Years
	$57	$198	$332	$644
Class L
	1 Year	3 Years	5 Years	10 Years
	$95	$240	$377	$689
Class M
	1 Year	3 Years	5 Years	10 Years
	$65	$220	$365	$693
Class Y
	1 Year	3 Years	5 Years	10 Years
	$60	$205	$343	$660

The example and the expenses in the tables above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown. While the example assumes a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses” and “Management and Incentive Fees.”

d.	The following is added to the end of the section of the prospectus entitled PLAN OF DISTRIBUTION – Purchase Terms:

The following sales loads apply to your purchases of Class A Shares of the Fund:

Amount Purchased	Sales Load as a % of Offering Price	Sales Load as a % of Amount Invested
Under $250,000	2.91%	3.00%
$250,000-$999,999	1.96%	2.00%
$1,000,000-$4,999,999	0.99%	1.00%
$5,000,000 and Above	0.49%	0.50%

e.	The first paragraph of the section of the prospectus entitled PLAN OF DISTRIBUTION – Distribution and/or Shareholder Service Expenses is hereby deleted and replaced with the following:

The Fund has adopted a “Distribution and Shareholder Services Plan” with respect to its Class A Shares, Class L Shares, Class M Shares and Class Y Shares under which the Fund may compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Distribution and Shareholder Services Plan, each of the Fund’s Class A Shares, Class L Shares, Class M Shares and Class Y Shares may incur expenses on an annual basis of up to 0.50%, 0.50%, 0.75% and 0.25%, respectively, of its average monthly Net Assets. With respect to Class L Shares, 0.25% of the fee is characterized as a “shareholder service fee” and the remaining portion is characterized as a “distribution fee.” With respect to Class A Shares and Class M Shares, the entire fee is characterized as a “distribution fee.” With respect to Class Y Shares, the entire fee is characterized as a “shareholder service fee.”

II.	Effective immediately, the Fund’s investment strategies have changed. Accordingly, the following changes are made to the prospectus:

a.

The sections of the prospectus entitled SUMMARY OF TERMS – Investment Opportunities and Strategies and INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES – Investment Opportunities and Strategies are hereby amended to add the following:

Real Assets Credit

The Fund intends to invest in investment grade and below investment grade credit assets associated with real assets, including infrastructure and aviation.

The Fund seeks to provide directly originated and privately negotiated capital solutions with bespoke documentation to global infrastructure projects primarily in the power, energy, transportation, water/waste, telecommunications and social infrastructure sectors. The Fund will focus on transactions of primarily senior, subordinated, and mezzanine debt and seeks to invest in primarily developed markets globally in the Organization for Economic Cooperation and Development (“OECD”). Within investment grade infrastructure credit, the Fund expects to invest in loans, notes and bonds with maturities of up to 40 years in primarily fixed rate assets. Within below investment grade infrastructure credit, the Fund expects to invest in loans, notes and bonds with maturities of up to 10 years in primarily floating rate assets.

With respect to aviation investments, the Adviser seeks to identify market inefficiencies and trading opportunities, and believes it is equipped to do so by capitalizing on Carlyle’s deep understanding of aviation asset values and knowledge of aviation industry business cycles. The Fund may invest in aviation fixed income instruments, such as enhanced equipment trust certificates and aircraft-backed asset backed securities. Investments in financial instruments may be made both on exchanges and over-the-counter, and through private placements.

b.

The tables in the sections of the prospectus entitled SUMMARY OF TERMS – Investment Opportunities and Strategies and INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES – Investment Opportunities and Strategies are hereby deleted and replaced with the following:

Liquid Credit	10-20%
Direct Lending	20-35%
Opportunistic Credit	35-45%
Structured Credit	10-20%
Distressed Credit	0-10%
Real Assets Credit	0-10%

c.	The section of the prospectus entitled SUMMARY OF TERMS – Risk Factors is hereby amended to add the following:

•

The Fund may invest a portion of its assets in securities and credit instruments associated with real assets, including infrastructure and aviation, which have historically experienced substantial price volatility;

•	The Fund may invest a portion of its assets in securities and credit instruments of companies in the real estate industry, which has historically experienced substantial price volatility;

d.	The section of the prospectus entitled TYPES OF INVESTMENTS AND RELATED RISKS is hereby amended to add the following:

Real Assets Investments Risk.    The Fund may invest a portion of its assets in securities and credit instruments associated with real assets, including infrastructure and aviation, which have historically experienced substantial price volatility. The value of companies engaged in these industries is affected by (i) changes in general economic and market conditions; (ii) changes in environmental, governmental and other regulations; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) surplus capacity and depletion concerns; (viii) the availability of financing; and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of these investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. The Adviser’s assessment, or a rating agency’s assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in these industries may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

Real Estate Investments Risk.    The Fund may invest a portion of its assets in securities and credit instruments of companies in the real estate industry, which has historically experienced substantial price volatility. The value of companies engaged in the real estate industry is affected by (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of real estate investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. The Adviser’s assessment, or a rating agency’s assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in this industry may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

III.

On August 25, 2020, the Fund replaced KPMG LLP (“KPMG”) as the Fund’s independent registered public accounting firm. KPMG’s report on the Fund’s financial statements for the fiscal period ended December 31, 2019 contained no adverse opinion or disclaimer of opinion nor was KPMG’s report qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund’s fiscal period ended on December 31, 2019 and through August 25, 2020 (the “Covered Period”), (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Fund’s financial statements for the Covered Period, and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On August 25, 2020, the Audit Committee of the Fund’s Board of Trustees engaged Ernst & Young LLP (“EY”) as the independent registered public accounting firm for the fiscal year ending December 31, 2020. The selection of EY does not reflect any disagreements with or dissatisfaction by the Fund or the Board of Trustees with the performance of the Fund’s prior independent registered public accounting firm, KPMG. During the Covered Period, neither the Fund, nor anyone on its behalf, consulted with EY on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Accordingly, effective immediately, the section of the Statement of Additional Information entitled, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM is hereby deleted and replaced with the following:

An independent registered public accounting firm for the Fund performs an annual audit of the Fund’s consolidated financial statements. The Board has engaged Ernst & Young LLP, located at 1775 Tysons Blvd., Tysons, VA 22102, to serve as the Fund’s independent registered public accounting firm. Prior to the engagement of Ernst & Young LLP, KPMG LLP, located at 1225 17th Street, Suite 800, Denver, CO 80202, was the independent registered public accounting firm of the Fund.

September 1, 2020	CTAC-PROSUP-090120

Carlyle Tactical Private Credit Fund

Class N Shares (TAKNX)

Supplement dated September 1, 2020 to the Prospectus and the Statement of Additional Information

This supplement amends the prospectus of Carlyle Tactical Private Credit Fund (the “Fund”) and is in addition to any other supplement(s), unless otherwise specified. You should read this supplement in conjunction with the prospectus and retain it for future reference.

I.	Effective immediately, the Fund’s investment strategies have changed. Accordingly, the following changes are made to the prospectus:

a.

The sections of the prospectus entitled SUMMARY OF TERMS – Investment Opportunities and Strategies and INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES – Investment Opportunities and Strategies are hereby amended to add the following:

Real Assets Credit

The Fund intends to invest in investment grade and below investment grade credit assets associated with real assets, including infrastructure and aviation.

The Fund seeks to provide directly originated and privately negotiated capital solutions with bespoke documentation to global infrastructure projects primarily in the power, energy, transportation, water/waste, telecommunications and social infrastructure sectors. The Fund will focus on transactions of primarily senior, subordinated, and mezzanine debt and seeks to invest in primarily developed markets globally in the Organization for Economic Cooperation and Development (“OECD”). Within investment grade infrastructure credit, the Fund expects to invest in loans, notes and bonds with maturities of up to 40 years in primarily fixed rate assets. Within below investment grade infrastructure credit, the Fund expects to invest in loans, notes and bonds with maturities of up to 10 years in primarily floating rate assets.

With respect to aviation investments, the Adviser seeks to identify market inefficiencies and trading opportunities, and believes it is equipped to do so by capitalizing on Carlyle’s deep understanding of aviation asset values and knowledge of aviation industry business cycles. The Fund may invest in aviation fixed income instruments, such as enhanced equipment trust certificates and aircraft-backed asset backed securities. Investments in financial instruments may be made both on exchanges and over-the-counter, and through private placements.

b.

The tables in the sections of the prospectus entitled SUMMARY OF TERMS – Investment Opportunities and Strategies and INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES – Investment Opportunities and Strategies are hereby deleted and replaced with the following:

Liquid Credit	10-20%
Direct Lending	20-35%
Opportunistic Credit	35-45%
Structured Credit	10-20%
Distressed Credit	0-10%
Real Assets Credit	0-10%

c.	The section of the prospectus entitled SUMMARY OF TERMS – Risk Factors is hereby amended to add the following:

•

The Fund may invest a portion of its assets in securities and credit instruments associated with real assets, including infrastructure and aviation, which have historically experienced substantial price volatility;

•	The Fund may invest a portion of its assets in securities and credit instruments of companies in the real estate industry, which has historically experienced substantial price volatility;

d.	The section of the prospectus entitled TYPES OF INVESTMENTS AND RELATED RISKS is hereby amended to add the following:

Real Assets Investments Risk.    The Fund may invest a portion of its assets in securities and credit instruments associated with real assets, including infrastructure and aviation, which have historically experienced substantial price volatility. The value of companies engaged in these industries is affected by (i) changes in general economic and market conditions; (ii) changes in environmental, governmental and other regulations; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) surplus capacity and depletion concerns; (viii) the availability of financing; and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of these investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. The Adviser’s assessment, or a rating agency’s assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in these industries may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

Real Estate Investments Risk.    The Fund may invest a portion of its assets in securities and credit instruments of companies in the real estate industry, which has historically experienced substantial price volatility. The value of companies engaged in the real estate industry is affected by (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of real estate investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. The Adviser’s assessment, or a rating agency’s assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in this industry may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

II.

On August 25, 2020, the Fund replaced KPMG LLP (“KPMG”) as the Fund’s independent registered public accounting firm. KPMG’s report on the Fund’s financial statements for the fiscal period ended December 31, 2019 contained no adverse opinion or disclaimer of opinion nor was KPMG’s report qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund’s fiscal period ended on December 31, 2019 and through August 25, 2020 (the “Covered Period”), (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Fund’s financial statements for the Covered Period, and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On August 25, 2020, the Audit Committee of the Fund’s Board of Trustees engaged Ernst & Young LLP (“EY”) as the independent registered public accounting firm for the fiscal year ending December 31, 2020. The selection of EY does not reflect any disagreements with or dissatisfaction by the Fund or the Board of Trustees with the performance of the Fund’s prior independent registered public accounting firm, KPMG. During the Covered Period, neither the Fund, nor anyone on its behalf, consulted with EY on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Accordingly, effective immediately, the section of the Statement of Additional Information entitled, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM is hereby deleted and replaced with the following:

An independent registered public accounting firm for the Fund performs an annual audit of the Fund’s consolidated financial statements. The Board has engaged Ernst & Young LLP, located at 1775 Tysons Blvd., Tysons, VA 22102, to serve as the Fund’s independent registered public accounting firm. Prior to the engagement of Ernst & Young LLP, KPMG LLP, located at 1225 17th Street, Suite 800, Denver, CO 80202, was the independent registered public accounting firm of the Fund.

III.	Effective immediately, the first paragraph of the section of the prospectus entitled PLAN OF DISTRIBUTION – Purchase Terms is hereby deleted and replaced with the following:

The minimum initial investment for Class N Shares is $1,000,000 for all accounts. The Fund may waive some or all of the minimum investment requirement in its sole discretion. Financial Intermediaries may aggregate orders of Class N Shares to meet the $1,000,000 minimum initial investment. Class N Shares are available for purchase by current and former Trustees, by employees and registered representatives (including the employee’s or registered representative’s spouse or minor children) of a broker-dealer authorized to sell Shares of the Fund and by employees (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings or any dependent of the employee, as defined in Section 152 of the Code) of the Fund’s Adviser or its affiliates (a trust, pension, profit sharing or other benefit plan which beneficially owns Shares for an associated individual or eligible family member also qualifies), or another individual approved by The Carlyle Group (collectively, the “Eligible Participants”). The minimum initial investment for such Eligible Participants purchasing Class N Shares is $25,000. The Fund reserves the right to waive investment minimums. Subsequent investments may be processed by calling the toll free number 833-677-3646.

September 1, 2020	CTAC-NPROSUP-090120